UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 22, 2017

Newmont Mining Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-31240

(Commission File Number)

84-1611629

(I.R.S. Employer Identification No.)

6363 South Fiddlers Green Circle, Greenwood Village, CO  80111

(Address of principal executive offices) (zip code)

(303) 863-7414

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 7.01.  REGULATION FD DISCLOSURE.

On December 22, 2017, the United States (“U.S.”) enacted significant changes to U.S. tax law following the passage and signing of H.R.1, “An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018” (previously known as “The Tax Cuts and Jobs Act”).  The new tax law is complex and includes various changes which may impact Newmont Mining Corporation, a Delaware corporation (the “Company”).  While the Company is currently in the process of assessing the expected impacts of the new law on its financial statements, the Company has identified that the reduction in the U.S. corporate income tax rate from 35% to 21% will result in a re-valuation of its deferred tax assets and liabilities.

The Company is subject to the provisions of the Financial Accounting Standards Board (“FASB”) ASC 740-10, Income Taxes, which requires that the effect on deferred tax assets and liabilities of a change in tax rates be recognized in the period the tax rate change was enacted. The Company currently expects the enacted reduction in the U.S. corporate income tax rate, as well as other aspects of the new law, to result in a one-time, non-cash increase to income tax expense of between $200 and $400 million for the year ended December 31, 2017.

While there are certain aspects of the new tax law that will not impact the Company based on its tax structure, such as the one-time transition tax on unremitted foreign earnings; there are other aspects of the law, which may have a positive impact on the Company’s future U.S. income tax expense, including the elimination of the U.S. corporate alternative minimum tax.

The Company will continue to assess the expected impacts of the new tax law and it will include its estimated impacts and additional details in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

The information in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as otherwise stated in such filings.

Cautionary Statement:  This current report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provided for under such sections. Forward-looking statements include the expected impacts of changes to U.S. tax law, including without limitation, expectations regarding the one-time, non-cash increase to current income tax expense and impacts on future U.S. tax rates, deferred tax assets and liabilities, and income tax expense. Where the Company expresses an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, the expected impacts of the new tax laws, including the related estimated increase to current income tax expense noted above, are preliminary only and further assessment remains on-going, which could result in an increase or decrease of such amount.  Additionally, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by the “forward-looking statements.” Such risks include, but are not limited to, changes in governmental regulation and future tax reform. For more discussion of risks and other factors relating to the Company’s business, see the Company’s 2016 Annual

Report on Form 10-K, filed on February 21, 2017, with the Securities and Exchange Commission (the “SEC”), and the Company’s Quarterly Report on Form 10-Q filed on October 26, 2017. The Company does not undertake any obligation to release publicly revisions to any “forward-looking statement,” except as required under applicable securities laws. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement. Continued reliance on “forward-looking statements” is at investors’ own risk.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Nancy K. Buese
Name:	Nancy K. Buese
Title:	Executive Vice President and Chief Financial Officer

Dated:  December 22, 2017